[Logo]


                                                C&F Financial Corporation
                                                Eighth and Main Streets
                                                P.O. Box 391
                                                West Point, Virginia   23181




Dear Fellow Shareholders:

               You are cordially invited to attend the Annual Meeting of Shareholders of C&F Financial Corporation, the holding company for Citizens and Farmers Bank. The meeting will be held on Tuesday, April 15, 1997, at 3:30 p.m. at the van den Boogaard Center, 3510 King William Avenue, West Point, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Enclosed is our Annual Report to Shareholders that will be reviewed at the Annual Meeting.

               PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. The proxy may be revoked at any time before it is voted at the Annual Meeting.

               We appreciate your continuing loyalty and support of Citizens and Farmers Bank and C&F Financial Corporation.


                                            Sincerely,



                                            Larry G. Dillon
                                            PRESIDENT & CHIEF EXECUTIVE OFFICER



March 7, 1997

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




                            C&F FINANCIAL CORPORATION
                             Eighth and Main Streets
                                  P. O. Box 391
                           West Point, Virginia 23181


                   ------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                   ------------------------------------------


               The Annual Meeting of Shareholders of C&F Financial Corporation (the "Company") will be held at the van den Boogaard Center, 3510 King William Avenue, West Point, Virginia, on Tuesday, April 15, 1997, at 3:30 p.m. for the following purposes:

                1. To elect two Class I directors and one Class III director to the Board of Directors of the Company as described in the Proxy Statement accompanying this notice.

               2. To ratify the Board of Directors' appointment of Deloitte & Touche LLP as the Company's independent public accountants for 1997.

               3. To transact such other business as may properly come before the meeting or any adjournment thereof.

               Shareholders of record at the close of business on February 14, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.


                                             By Order of the Board of Directors



                                             Gari B. Sullivan
                                             SECRETARY


March 7, 1997





IMPORTANT NOTICE

               PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE PAID ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. SHAREHOLDERS ATTENDING THE MEETING MAY PERSONALLY VOTE ON ALL MATTERS WHICH ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXIES ARE REVOKED.

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



                            C&F FINANCIAL CORPORATION


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 15, 1997


                                     GENERAL

               The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the Annual Meeting of Shareholders (the "Annual Meeting") of C&F Financial Corporation (the "Company") to be held Tuesday, April 15, 1997, at 3:30 p.m. at the van den Boogaard Center, 3510 King William Avenue, West Point, Virginia. The approximate mailing date of this Proxy Statement and accompanying proxy is March 7, 1997.


REVOCATION AND VOTING OF PROXIES

               Execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to such proposals, the proxy will be voted FOR proposals 1 and 2.


VOTING RIGHTS OF SHAREHOLDERS

               Only those shareholders of record at the close of business on February 14, 1997, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting is 2,113,041. The Company has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Each share of Company Common Stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.


SOLICITATION OF PROXIES

               The cost of solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mails, except that officers and regular employees of the Company and Citizens and Farmers Bank (the "Bank") may make solicitations of proxies by telephone, telegram, special letter, or by special call, acting without compensation other than regular compensation. It is contemplated that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.

PRINCIPAL HOLDERS OF CAPITAL STOCK

               The following table shows the share ownership as of February 14, 1997, of the shareholders known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, par value $1.00 per share, which are the only voting securities outstanding.

                                                  AMOUNT AND NATURE
NAME AND ADDRESS                                  OF BENEFICIAL                                         PERCENT
OF BENEFICIAL OWNER                               OWNERSHIP(1)                                          OF CLASS
--------------------                          ----------------------                                   ----------
Sture G. Olsson                                    257,824(2)                                            12.2%
P. O. Box 311
West Point, VA 23181

W. T. Robinson                                     112,048(2)                                             5.3%
P. O. Box 391
West Point, VA 23181

(1) For purposes of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.

(2) Includes shares held by affiliated corporations, close relatives, and children, and shares held jointly with spouses or as custodians or trustees for children, as follows: Mr. Olsson, 249,536 shares (held in a trust of which Crestar Bank and Mr. Olsson are co-trustees); Mr. Robinson, 50,000 shares owned by spouse.

               As of February 14, 1997, the directors and officers of the Company and its subsidiary bank beneficially owned as a group 575,299 shares (or approximately 26.9%) of Company Common Stock (including shares for which they hold presently exerciseable stock options).


                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

               The Company's Board is divided into three classes (I, II, and III) of directors. The term of office for Class I directors will expire at the Annual Meeting. Two persons named immediately below, each of whom currently serves as a director of the Company, will be nominated to serve as a Class I director and one person named below, who currently serves as a director of the Company, will be nominated to serve as a Class III director. If elected, the Class I nominees will serve until the 2000 Annual Meeting of Shareholders and the Class III nominee will serve until the 1999 Annual Meeting of Shareholders. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Company's Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Company's Board.

               Certain information concerning the nominees for election at the Annual Meeting as Class I and Class III directors is set forth below, as well as certain information about Class II directors and the other Class III director, who will continue in office until the 1998 and 1999 Annual Meeting of Shareholders, respectively.


                                                                                                       NUMBER OF SHARES
                                                                 PRINCIPAL                            BENEFICIALLY OWNED
                                 SERVED AS                    OCCUPATION DURING                     AS OF FEBRUARY 14, 1997
NAME (AGE)                       SINCE (1)                     PAST FIVE YEARS                       (PERCENT OF CLASS)(2)
----------                       ---------                     ---------------                       ---------------------
CLASS I DIRECTORS (NOMINEES)      (SERVING UNTIL THE 2000 ANNUAL MEETING)

Larry G. Dillon (43)              1989                    President of the Company                          21,010(3)
                                                          and the Bank                                             *

D. N. Sutton, Jr. (71)            1974                    David Nelson Sutton, Jr.                         104,671(4)
                                                          Attorney-at-Law                                     (4.9%)

CLASS II DIRECTORS                (SERVING UNTIL THE 1998 ANNUAL MEETING)

Sture G. Olsson (76)              1952                    Retired; previously Chairman of                  257,824(4)
                                                          the Board, Chesapeake Corporation                  (12.2%)

W. T. Robinson (84)               1948                    Chairman of the Board                            112,048(4)
                                                          of the Company and the Bank                         (5.3%)

CLASS III DIRECTORS               (SERVING UNTIL THE 1999 ANNUAL MEETING)

J. P. Causey Jr. (53)             1984                    Senior Vice President, Secretary &                17,744
                                                          General Counsel of Chesapeake                          *
                                                          Corporation

William E. O'Connell, Jr. (59)    1994                    Professor of Business, The College                 1,000
(NOMINEE)                                                 of William and Mary                                    *



* Represents less than 1% of the total outstanding shares of the Company's Common Stock.

(1) Refers to the year in which the director was first elected to the Board of Directors of the Bank.

(2) See footnote 1 of table above "Principal Holders of Capital Stock" for description of how beneficial ownership has been determined for purposes of this table.

(3) Includes 10,033 shares as to which Mr. Dillon holds presently exercisable options. A description of such options is set forth below in greater detail in "Employee Benefit Plans - Incentive Stock Option Plan".

(4) Includes shares held by affiliated corporations, close relatives, children, and shares held jointly with spouses or as custodians or trustees for children, as follows: Messrs. Olsson and W. T. Robinson, see discussion above under "Principal Holders of Capital Stock"; Mr. Sutton, 55,000 shares owned by children for whom Mr. Sutton is attorney-in-fact.

               The Board of Directors is not aware of any family relationship between any director or person nominated by the Company to become director; nor is the Board of Directors aware of any involvement in legal proceedings which are material to any impairment of the ability or integrity of any director or person nominated to become a director.

               The Board of Directors of the Bank consists of the six members of the Company's Board listed above as well as P. L. Harrell, Joshua H. Lawson, Paul C. Robinson, and Thomas B. Whitmore, Jr.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTORS NOMINATED TO SERVE AS CLASS I DIRECTORS AND THE DIRECTOR NOMINATED TO SERVE AS A CLASS III DIRECTOR.

BOARD COMMITTEES AND ATTENDANCE

               During 1996, there were seven meetings of the Board of Directors of the Company and 14 meetings of the Board of Directors of the Bank. Each director attended at least 75% of all meetings of the boards and committees on which he served. The Board of Directors of the Company has a Capital Plan Committee and the Board of Directors of the Bank has Executive, Compensation, and Audit Committees.

               Members of the Capital Plan Committee are Messrs. Dillon, Causey, W. T. Robinson, and O'Connell. The Capital Plan Committee reviews capital related matters and submits proposals or recommendations to the Board of Directors. The Capital Plan Committee met four times during 1996.

               Members of the Executive  Committee are Messrs.  Dillon,  Olsson,
W. T. Robinson, Sutton, and O'Connell. The Executive Committee reviews various matters and submits proposals or recommendations to the Board of Directors. The Executive Committee did not meet during 1996.

               Members of the Compensation Committee are Messrs. Causey, Harrell, W. T. Robinson, and Whitmore. The Compensation Committee recommends the level of compensation of each officer of the Bank, the granting of stock options and other employee remuneration plans to the Board of Directors. The Compensation Committee met twice during 1996.

               Members of the Audit Committee are Messrs. Causey, Lawson, and P. Robinson. The Audit Committee reviews and approves various audit functions including the year-end audit performed by the Company's independent public accountants. The Audit Committee met four times during 1996.

               The Board has no separate nominating committee. The entire Board reviews, on an as-needed basis, the qualifications of candidates for membership to the Board.

DIRECTORS' FEES

               Each of the directors of the Company is also a director of the Bank. Effective January 1, 1997, non-employee members of the Board of Directors of the Bank will receive an annual retainer of $2,500, payable quarterly, with a base meeting fee of $300 per day for Bank or Company meetings and a secondary meeting fee of $100 for Board committee or Company or Bank meetings on the same day as another meeting for which the base meeting fee is paid.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

               As of December 31, 1996, borrowing by all policy-making officers, directors, principal shareholders and their associates amounted to $1,760,406, or 5.5%, of total capital. The maximum aggregate amount of such indebtedness during 1996 was $2,681,441, or 8.3%, of total year-end capital. These loans were made in the ordinary course of the Bank's business, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risks of collectibility or present other unfavorable features. The Bank expects to have in the future similar banking transactions with officers, directors, principal shareholders and their associates.

               The firm of Thrift Insurance Corporation serves as the local agent for the Fidelity and Deposit Company of Maryland. Mr. Lawson, a director of the Bank, is the majority owner of Thrift Insurance Corporation. The Bank maintains its various insurance policies including its blanket bond coverage, directors and officers liability coverage, and building and equipment coverage through Fidelity and Deposit Company of Maryland. All premiums are negotiated directly with representatives of Fidelity and Deposit Company of Maryland.
During 1996, the Bank paid premiums totaling $87,508 to Thrift Insurance Corporation, as agent, for the insurance coverage maintained by the Bank ($24,429 of which represents an annualized portion of a two-year prepaid premium).

EXECUTIVE COMPENSATION

               The following table shows the cash compensation paid to Mr. Dillon, President and Chief Executive Officer of the Company, during 1996, 1995, and 1994. During 1996, no other executive officer of the Company received compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                             ANNUAL COMPENSATION                             COMPENSATION
                                             -------------------                            --------------
NAME AND                                                                 OTHER ANNUAL                                  ALL OTHER
PRINCIPAL POSITION           YEAR          SALARY           BONUS(1)    COMPENSATION(2)       OPTIONS(3)            COMPENSATION(4)
-------------------        --------       --------          ---------   ---------------      ------------           ---------------
Larry G. Dillon              1996         $102,500          $20,000             -                 1,600                  $17,126
     President/Chief         1995           92,500           15,000                               1,500                   16,322
     Executive Officer       1994           82,500           16,575             -                 1,400                   14,619


(1) All bonuses were paid under the Management Incentive Bonus Plan, which is described below in "Employee Benefit Plans".

(2) The amount of compensation in the form of perquisites or other personal benefits properly categorized in this column according to the disclosure rules adopted by the Commission did not exceed the lesser of either $50,000, or 10% of the total annual salary and bonus reported in each of the three years reported for Mr. Dillon, and therefore, is not required to be reported.

(3)         1996 options were granted at an exercise price of $18.75 per share;
            1995 options were granted at an exercise price of $20.50 per share; 1994 options were granted at an exercise price of $20.50 per share.

(4)         $11,711,   $10,908,   and   $9,150   were  paid   under  the  Bank's
            Profit-Sharing Plan for 1996, 1995, and 1994, respectively, and $5,415, $5,414, and $5,469 were paid under the Bank's Split-Dollar Insurance Program for 1996, 1995, and 1994, respectively, which are described below under "Employee Benefits Plans".


EMPLOYEE BENEFIT PLANS

               MANAGEMENT INCENTIVE BONUS PLAN. The Bank adopted a Management Incentive Bonus Plan (the "Bonus Plan") effective January 1, 1987. The Bonus Plan is offered to selected members of management. The bonus is derived from a pool of funds determined by the Bank's total performance relative to (1) prescribed growth rates of assets and deposits, (2) return on average assets, and (3) absolute level of net income. Attainment, in whole or in part, of these goals dictates the amount set aside in the pool of funds. Evaluation of attainment and approval of the pool amount is done by the Board of Directors of the Bank. Payment of the bonus is based on individual performance and paid in cash as a percentage of the respective individual's base salary. Expense is accrued in the year of the specified bonus performance.

               Other than the Bonus Plan (above), the Incentive Stock Option Plan (detailed below), and the Split-Dollar Insurance Program (detailed below), there are no personal benefits provided to principal officers and directors which are not provided to all other full-time employees.

               PROFIT-SHARING/401(K)   PLAN.   The  Bank   maintains  a  Defined
Contribution "Profit-Sharing" Plan sponsored by the Virginia Bankers Association. The plan was amended effective January 1, 1997, to include a 401(k) savings provision, which authorizes a maximum voluntary salary deferral of up to 15% of compensation (with a partial company match), subject to statutory limitations. The profit-sharing arrangement provides for an annual discretionary contribution to the account of each eligible employee based in part on the Bank's profitability for a given year, and on each participant's yearly earnings. All full-time employees with at least six months of service are eligible to participate. Contributions and earnings may be invested in various investment vehicles offered through the Virginia Bankers Association. Contributions and earnings are tax-deferred. An employee is 40% vested after four years of service, 60% after five years, 80% after six years, and fully vested after seven years.

               RETIREMENT PLAN. The Bank has a Non-Contributory Defined Benefit Retirement Plan (the "Retirement Plan") covering substantially all employees who have reached the age of 21 and have been fully employed for at least one year. The Retirement Plan provides participants with retirement benefits related to salary and years of credited service. Employees become vested after five plan years of service, and the normal retirement date is the plan anniversary date nearest the employee's 65th birthday. The Retirement Plan does not cover directors who are not active officers. The amount expensed for the Retirement Plan during the year ended December 31, 1996, was $68,986.

               The following table shows the estimated annual retirement benefits payable to employees in the average annual salary and years of service classifications set forth below assuming retirement at the normal retirement age of 65.


  CONSECUTIVE FIVE-YEAR                                       YEARS OF CREDITED SERVICE
      AVERAGE SALARY                  15                20               25                      30                      35
------------------------------ ---------------   ---------------  ---------------         ---------------         ---------------
         $        25,000       $      4,688          $  6,250         $  7,813            $      8,750            $        9,688
                  40,000              8,895            11,860           14,825                  16,790                    18,755
                  55,000             13,395            17,860           22,325                  25,415                    28,505
                  75,000             19,395            25,860           33,325                  36,915                    41,505
                 100,000             26,895            35,860           44,825                  51,290                    57,755

               Benefits under the Retirement Plan are based on a straight life annuity assuming full benefit at age 65 and do not reflect the deduction taken for Social Security Benefits. The estimated annual benefit payable under the Retirement Plan upon retirement is $59,880 for Mr. Dillon, credited with 40 years of service. Benefits are estimated on the basis that he will continue to receive, until age 65, covered salary in the same amount paid in 1996.

               SPLIT-DOLLAR INSURANCE PLAN. In addition to a group life insurance plan that is available to all full- time employees, the Bank offers a Split-Dollar Insurance Program to selected members of management. The insurance benefit under this program is equal to five times an officer's annual salary in effect at the time the officer is enrolled in the program. While the Bank advances a portion of the annual premium expense, each participant is obligated to reimburse, without interest, the aggregate amount advanced on his behalf during his participation in the program. Citizens and Farmers Bank recovers its cost from each participant at retirement or from the proceeds of the policy if the participant dies before reaching retirement age.

               INCENTIVE STOCK OPTION PLAN. The Company adopted the 1994 Incentive Stock Plan (the "Incentive Plan") effective May 1, 1994. The Incentive Plan makes available up to 100,000 shares of common stock for awards to key employees of the Company and its subsidiaries in the form of stock options, stock appreciation rights, and restricted stock (collectively, "Awards"). The purpose of the Incentive Plan is to promote the success of the Company and its subsidiaries by providing incentives to key employees that will promote the identification of their personal interests with the long-term financial success of the Company and with growth in shareholder value. The Incentive Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

               Under the terms of the Incentive Plan, the Compensation Committee of the Board of Directors of the Bank (the "Committee") will administer the plan. No director may serve as a member of the Committee if he is eligible to participate in the Incentive Plan or was at any time within one year prior to his appointment to the Committee eligible to participate in the Incentive Plan. The Committee will have the power to determine the key employees to whom Awards shall be made.

               Each Award under the Incentive Plan will be made pursuant to a written agreement between the Company and the recipient of the Award (the "Agreement"). In administering the Incentive Plan, the Committee will have the authority to determine the terms and conditions upon which Awards may be made and exercised, to determine terms and provisions of each Agreement, to construe and interpret the Incentive Plan and the Agreements, to establish, amend, or waive rules or regulations for the Incentive Plan's administration, to accelerate the exercisability of any Award, the end of any performance period, or termination of any period of restriction, and to make all other determinations and take all other actions necessary or advisable for the administration of the Incentive Plan.

               The Board may terminate, amend, or modify the Incentive Plan from time to time in any respect without shareholder approval, unless the particular amendment or modification requires shareholder approval under the Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations under
Section 16 of the Securities Exchange Act of 1934 or pursuant to any other applicable laws, rules, or regulations.

               The following table shows all grants of options to Mr. Dillon in 1996:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   % OF TOTAL
                                                 OPTIONS GRANTED        EXERCISE OR
                             OPTIONS             TO EMPLOYEES IN        BASE PRICE         EXPIRATION
NAME                      GRANTED (#)(1)            FISCAL YEAR         ($/SH)               DATE
----                    -----------------       -----------------       ------------       ------------
Larry G. Dillon               1,600                    11.2%            $18.75              12/17/06

(1) Vesting is as follows: One-third by December 17, 1997; two-thirds by December 17, 1998; and 100% by December 17, 1999.

              The following table shows stock options exercised by Mr. Dillon in 1996:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR
VALUES


                                                                                                          VALUE OF UNEXERCISED
                                                                           NUMBER OF UNEXERCISED              IN-THE-MONEY
                                                                                OPTIONS AT                     OPTIONS AT
                                   SHARES                                  DECEMBER 31, 1996 (#)          DECEMBER 31, 1996 ($)
                                 ACQUIRED ON           VALUE                   EXERCISABLE/                   EXERCISABLE/
NAME                            EXERCISE (#)       REALIZED ($)               UNEXERCISABLE                   UNEXERCISABLE
-----                          -------------      --------------           ---------------------          ----------------------
Larry G. Dillon                     2,000             27,740                     10,033/                        54,982/
                                                                                  3,067                         (2,567)


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

               Except as set forth below, the Company believes that its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 during 1996. The following persons inadvertently failed to file on a timely basis reports required by Section 16(a) as follows:
Brad E. Schwartz and Larry G. Dillon each filed two reports late involving two transactions; Gari B. Sullivan filed one report late involving one transaction. The required reports for these individuals were filed as of February 6, 1997.


                                  PROPOSAL TWO
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

               The Board of Directors, subject to ratification by the shareholders, has appointed Deloitte & Touche LLP as independent public accountants for 1997.

               A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and respond to appropriate questions from the shareholders.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.


                                 OTHER BUSINESS

               As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

               Proposals of shareholders intended to be presented at the 1998 Annual Meeting must be received by the Company no later than November 22, 1997. Under applicable law, the Board of Directors need not include an otherwise appropriate shareholder proposal (including any shareholder nominations for director candidates) in its proxy statement or form of proxy for that meeting unless the proposal is received by the Company's Secretary, at the Company's principal office in West Point, Virginia, on or before the date set forth above.

                                           By Order of the Board of Directors



                                           Gari B. Sullivan
                                           SECRETARY



March 7, 1997


A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB REPORT (INCLUDING EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1996, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST DIRECTED TO THE COMPANY'S SECRETARY AS SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.